Exhibit  21

Statement of the subsidiaries of FCNB Corp

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
                                                                                           Ownership
       Legal Name                                                                         Percentage
       -----------                                                                        ----------
         FCNB Corp, Frederick, MD                                                             100.00%
           FCNB Capital Trust, Wilmington, DE                                                 100.00%
           FCNB Bank, Frederick, MD                                                           100.00%
                FCNB Investments Holdings, Inc., Wilmington, DE                               100.00%
                Frederick Underwriters Inc., Middletown, MD                                   100.00%
                Monocacy Management Company, Frederick, MD                                    100.00%
                FCNB Mortgage Company, Owings Mills, MD (Inactive)                            100.00%
                First Bank Mortgage Company, Frederick, MD (Inactive)                         100.00%
                Maryland Title Center-West, LLC, Annapolis, MD                                 16.13%
                Capital Asset Recovery, Inc. (Inactive)                                       100.00%